Exhibit 99.1

AMSC Reports First Quarter Fiscal Year 2022 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, August 4 at 10:00 am ET

Ayer, MA – August 3, 2022 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its first quarter of fiscal year 2022 ended June 30, 2022.

Revenues for the first quarter of fiscal 2022 were $22.7 million compared with $25.4 million for the same period of fiscal 2021. The year-over-year decrease was a result of lower Grid segment revenues, primarily driven by less D-VAR revenues, versus the year ago period.

AMSC’s net loss for the first quarter of fiscal 2022 was $8.7 million, or $0.32 per share, compared to a net loss of $5.4 million, or $0.20 per share, for the same period of fiscal 2021.  The Company’s non-GAAP net loss for the first quarter of fiscal 2022 was $6.8 million, or $0.25 per share, compared with a non-GAAP net loss of $2.7 million, or $0.10 per share, in the same period of fiscal 2021. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on June 30, 2022, totaled $43.1 million, compared with $49.5 million at March 31, 2022.

“We booked approximately $50 million of new orders during the first quarter of fiscal 2022 and have a solid order book of over $100 million,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “Our Grid visibility extends beyond fiscal 2022 and into fiscal 2023. We are now selling into fiscal 2023 and expect a strong second half to fiscal 2022.”

AMSC Reports Q1 FY22 Results	Page 2

Business Outlook

For the second quarter ending September 30, 2022, AMSC expects that its revenues will be in the range of $23 million to $27 million. The Company’s net loss for the second quarter of fiscal 2022 is expected not to exceed $8.5 million, or $0.31 per share. The Company’s net loss guidance assumes no changes in contingent consideration. The Company's non-GAAP net loss (as defined below) is expected not to exceed $6.5 million, or $0.23 per share.  The Company expects operating cash flow to be a burn of $4 million to $6 million in the second quarter of fiscal 2022.  The Company expects cash, cash equivalents, and restricted cash on September 30, 2022, to be no less than $36 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, August 4, 2022, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com.  To preregister for the call, go to ClickToJoinLink.  Callers who click on the link will be able to enter their information to gain immediate access to the call and bypass the live operator. Participants may preregister 15 minutes prior to the scheduled start time.  The live call can also be accessed by dialing 888-220-8474 or 323-794-2588 and using conference ID 8055217. A replay of the call may be accessed 2 hours following the call by dialing 888-203-1112 or 719-457-0820 and using conference passcode 8055217.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q1 FY22 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies, order book, grid visibility extending into fiscal 2023, our expectation that we will have a strong second half to fiscal 2022, our expected GAAP and non-GAAP financial results for the quarter ending September 30, 2022, our expected cash burn during the quarter ending September 30, 2022, our expected cash, cash equivalents, and restricted cash balance on September 30, 2022, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; The COVID-19 pandemic could adversely impact our business, financial condition and results of operations; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer's business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties information technology infrastructure and networks; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our products face competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; The increasing focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We face risks related to our legal proceedings; We face risks related to our common stock; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2022, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q1 FY22 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2022	2021
Revenues
Grid	$19,829	$23,501
Wind	2,850	1,919
Total revenues	22,679	25,420

Cost of revenues	20,458	22,051

Gross margin	2,221	3,369

Operating expenses:
Research and development	2,678	3,041
Selling, general and administrative	7,562	7,142
Amortization of acquisition-related intangibles	680	585
Change in fair value of contingent consideration	170	100
Total operating expenses	11,090	10,868

Operating loss	(8,869)	(7,499)

Interest income, net	24	32
Other income (expense), net	167	(64)
Loss before income tax expense (benefit)	(8,678)	(7,531)

Income tax expense (benefit)	32	(2,128)

Net loss	$(8,710)	$(5,403)

Net loss per common share
Basic	$(0.32)	$(0.20)
Diluted	$(0.32)	$(0.20)

Weighted average number of common shares outstanding
Basic	27,560	26,826
Diluted	27,560	26,826

AMSC Reports Q1 FY22 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	June 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$33,355	$40,584
Accounts receivable, net	21,731	20,280
Inventory, net	32,924	23,666
Prepaid expenses and other current assets	6,433	7,052
Restricted cash	3,767	2,754
Total current assets	98,210	94,336

Property, plant and equipment, net	13,397	13,656
Intangibles, net	10,599	11,311
Right-of-use assets	3,484	3,502
Goodwill	43,471	43,471
Restricted cash	5,968	6,148
Deferred tax assets	1,091	1,224
Other assets	288	239
Total assets	$176,508	$173,887

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$35,404	$29,140
Lease liability, current portion	821	740
Debt, current portion	72	72.00
Contingent consideration	1,370	1,200
Deferred revenue, current portion	27,044	22,812
Total current liabilities	64,711	53,964

Deferred revenue, long term portion	6,711	7,222
Lease liability, long term portion	2,783	2,900
Deferred tax liabilities	297	297
Debt, long-term portion	71	90
Other liabilities	22	25
Total liabilities	74,595	64,498

Stockholders' equity:
Common stock	289	289
Additional paid-in capital	1,134,707	1,133,536
Treasury stock	(3,639)	(3,639)
Accumulated other comprehensive loss	(228)	(291)
Accumulated deficit	(1,029,216)	(1,020,506)
Total stockholders' equity	101,913	109,389
Total liabilities and stockholders' equity	$176,508	$173,887

AMSC Reports Q1 FY22 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:

Net loss	$(8,710)	$(5,403)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,401	1,268
Stock-based compensation expense	1,033	1,292
Provision for excess and obsolete inventory	346	624
Deferred income taxes	61	(2,207)
Change in fair value of contingent consideration	170	100
Non-cash interest income	-	(24)
Other non-cash items	(127)	124
Unrealized foreign exchange loss on cash and cash equivalents	-	3
Changes in operating asset and liability accounts:
Accounts receivable	(1,426)	(7,388)
Inventory	(9,633)	(465)
Prepaid expenses and other assets	580	463
Accounts payable and accrued expenses	6,343	8,563
Deferred revenue	4,099	(2,779)
Net cash used in operating activities	(5,863)	(5,829)

Cash flows from investing activities:
Purchase of property, plant and equipment	(441)	(224)
Cash paid for acquisition, net of cash acquired	-	(11,479)
Change in other assets	(55)	(5)
Net cash used in investing activities	(496)	(11,708)

Cash flows from financing activities:
Repurchase of treasury stock	-	(46)
Repayment of debt	(20)	—
Net cash used in financing activities	(20)	(46)

Effect of exchange rate changes on cash	(17)	(5)

Net decrease in cash, cash equivalents and restricted cash	(6,396)	(17,588)
Cash, cash equivalents and restricted cash at beginning of period	49,486	75,539
Cash, cash equivalents and restricted cash at end of period	$43,090	$57,951

AMSC Reports Q1 FY22 Results	Page 7

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Net loss	$(8,710)	$(5,403)
Stock-based compensation	1,033	1,292
Amortization of acquisition-related intangibles	712	622
Acquisition costs	—	688
Change in fair value of contingent consideration	170	100
Non-GAAP net loss	$(6,795)	$(2,701)

Non-GAAP net loss per share - basic	$(0.25)	$(0.10)
Weighted average shares outstanding - basic	27,560	26,826

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending
September 30, 2022
Net loss	$(8.5)
Stock-based compensation	1.3
Amortization of acquisition-related intangibles	0.7
Non-GAAP net loss	$(6.5)
Non-GAAP net loss per share	$(0.23)
Shares outstanding	27.8

AMSC Reports Q1 FY22 Results	Page 8

Note: Non-GAAP net loss is defined by the Company as net loss before: stock-based compensation; amortization of acquisition-related intangibles; acquisition costs; change in fair value of contingent consideration; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance.  Actual GAAP and non-GAAP net loss for the fiscal quarter ending September 30, 2022, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of the inclusion of the change in fair value of contingent consideration.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners LLC

Joe Luongo

(914) 906-5903

jluongo@rooneyco.com

AMSC Communications Manager:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com